                                                                  EXHIBIT 10.14

AFTER RECORDING MAIL TO:
Cindy Wenig, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York  10112

--------------------------------------------------------------------------------

                                GROUND LEASE AGREEMENT

                           Dated as of December 19, 1997

                                      between

                         CROWN PACIFIC LIMITED PARTNERSHIP

                                 as Ground Lessor,

                                        and

                             SELCO SERVICE CORPORATION,

                                  as Ground Lessee

                              Port Angeles, Washington

--------------------------------------------------------------------------------

          GROUND LEASE AGREEMENT (this "GROUND LEASE") dated as of December 19, 1997, between CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership, as Ground Lessor, and SELCO SERVICE CORPORATION, an Ohio corporation, as Ground Lessee.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

          Unless the context shall otherwise require, the capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Lease Agreement dated as of December 19, 1997 between the Ground Lessor, as lessee and construction agent, and the Ground Lessee, as lessor, with respect to the Facility, as amended from time to time (the "LEASE AGREEMENT").

                                     ARTICLE II

                                       GRANT

          Section 2.01. LEASE OF PARCEL. Ground Lessor is the owner of the fee estate in and to a certain parcel of land located in Callam County, Washington, as more particularly described on Schedule A attached hereto (the "PARCEL"). Ground Lessor hereby leases the Parcel to Ground Lessee, and Ground Lessee hereby leases the Parcel from Ground Lessor, for the Ground Lease Term (hereinafter defined), subject to all the terms and conditions hereof, together with all rights of way or uses, licenses, easements, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the Parcel. Effective from and after the date hereof, Ground Lessor waives and relinquishes any Lien or other right in the nature of a landlord's lien or privilege which it might now or hereafter otherwise have in or with respect to the Parcel or any part thereof.

          Section 2.02. PERSONAL PROPERTY. The parties hereto acknowledge that the title to the Facility and all Components now or hereafter constructed or installed on the Parcel by any party (including, without limitation, Ground Lessor or the Lessee under the Lease Agreement) during the Ground Lease Term (hereinafter defined) are and will be owned by the Ground Lessee. It is the intention of the parties that the separation of the title to the Parcel from the title to the Facility is to remain so separated throughout the Ground Lease Term. The Facility, to the greatest extent possible, shall for all purposes and at all times be and remain personal property under the laws of the state in which the Parcel and the Facility are located.

                                    ARTICLE III

                                        TERM

          Section 3.01. GROUND LEASE TERM. This Ground Lease shall be effective and the Parcel shall be subject to the terms and conditions of this Ground Lease from and after the date hereof and shall terminate with respect to the Parcel on the earlier to occur of (a) the date of Lessee's purchase of the Facility pursuant to SECTION 19(b) of the Lease Agreement or (b) December 19, 2047, unless sooner terminated as provided or permitted herein (the "GROUND LEASE TERM").

          Section 3.02. ELECTION TO TERMINATE. Ground Lessee may elect to terminate this Ground Lease at any time upon the payment of $1 to Ground Lessor. Upon such termination, Ground Lessee's obligations hereunder shall terminate.

                                     ARTICLE IV

                                      PAYMENTS

          Ground Lessee shall pay to Ground Lessor One Hundred Dollars ($100) as rental payment for the Ground Lease Term, receipt of which is hereby acknowledged by Ground Lessor.

                                     ARTICLE V

                                  QUIET ENJOYMENT

          Ground Lessor represents and warrants that it has full right and authority to lease the Parcel pursuant to the terms of this Ground Lease and that it has good and marketable fee title to the Parcel free and clear of all Liens, except for those exceptions to title set forth on Title Commitment dated December 19, 1997 #NBG. No. 97-0719 of Chicago Title Insurance Company (the "PERMITTED ENCUMBRANCES"), and Ground Lessor represents and warrants that, at all times during the Ground Lease Term, it will defend and hold harmless Ground Lessee and its successors and assigns in their peaceable, quiet, exclusive and undisputed enjoyment of the Parcel against the claims of all Persons.

                                     ARTICLE VI

                                 USE OF THE PARCEL

          Ground Lessee may use the Parcel for any legal business purpose, including, without limitation, the same purpose and business as Lessee may use the Parcel for under the Lease Agreement.

                                    ARTICLE VII

                                    ALTERATIONS

          During the Ground Lease Term, Ground Lessee, in its discretion, may from time to time alter or improve, or cause to be altered or improved, the Parcel or any part thereof, in any manner it deems necessary or desirable, to carry on any activity permitted hereunder, including the construction, addition, alteration, demolition and removal of any buildings, equipment, roads or other structures, items of personal property or fixtures and any grading or landscaping of the Parcel; PROVIDED, HOWEVER, that so long as the Lease Agreement is in effect, Ground Lessee shall refrain from any action permitted under this Article VII, except to the extent such action is undertaken by Ground Lessee in its capacity as Lessor under, and in accordance with, the Lease Agreement.

                                    ARTICLE VIII

                                       LIENS

          Ground Lessor shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Parcel, the Facility, title thereto or any interest therein, except Permitted Liens, and Ground Lessor shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien. If Ground Lessor shall fail to promptly discharge any such Lien, Ground Lessee, at its option, may cause the same to be so discharged, and sums expended by Ground Lessee in connection therewith shall be repaid by Ground Lessor to Ground Lessee on demand.

                                     ARTICLE IX

                                 TAXES AND CHARGES

          So long as the Lease Agreement is in effect, Ground Lessor acknowledges that the Lessee under the Lease Agreement shall be responsible for the payment of all Taxes due with respect to the Parcel and the Facility. If the Lease Agreement shall expire or be terminated and this Ground Lease shall remain in effect, Ground Lessor shall pay or cause to be paid all Taxes due with respect to the Parcel and the Facility; PROVIDED, HOWEVER, that Ground Lessor shall not be required to make any such payments if Ground Lessor shall in good faith be contesting any such Taxes, so long as such contest does not involve any material danger of the sale, forfeiture or loss of any part of the Parcel, the Facility, title thereto or any interest of Ground Lessee therein. If Ground Lessor fails to make any payment required to be made by Ground Lessor, Ground Lessee at its option may pay the same and any moneys so paid by Ground Lessee shall be repaid on an After-Tax Basis by Ground Lessor to Ground Lessee on demand.

                                      ARTICLE X

                                      INSURANCE

          So long as the Lease Agreement is in effect, Ground Lessor acknowledges that the Lessee under the Lease Agreement shall be responsible for maintaining insurance coverage with respect to the Parcel and the Facility in accordance with SECTION 14 of the Lease Agreement. If the Lease Agreement shall expire or be terminated and this Ground Lease shall thereafter remain in effect, Ground Lessor shall, without cost to Ground Lessee, maintain or cause to be maintained in effect throughout the remaining Ground Lease Term, with insurers of recognized responsibility, insurance policies with respect to the Parcel and the Facility insuring against loss or damage to the person and property of Ground Lessee and others, all from such risks and in such amounts as owners of similar properties maintain with respect to such property, including liability insurance in an amount reasonably satisfactory to Ground Lessee; PROVIDED, HOWEVER, that Ground Lessor shall in no event be required to maintain any such insurance in amounts greater than is generally maintained by responsible owners of similar property. If the Ground Lessor shall fail to maintain such insurance during the remaining Ground Lease Term, the Ground Lessee may (but shall be under no obligation to) maintain or cause such insurance to be maintained at the sole cost and expense of the Ground Lessor.

                                      ARTICLE XI

                               CASUALTY OR CONDEMNATION

          Any payment, including condemnation awards, received at any time by Ground Lessor or Ground Lessee from any Governmental Authority or other Person as a result of the occurrence of an Event of Loss or a Requisition of Use when the Lease Agreement is in effect shall be distributed in accordance with SECTION 13 of the Lease Agreement. Any such payment received by Ground Lessor or Ground Lessee after the Lease Agreement has expired or has been terminated shall be applied as follows: so much of such payments as shall be necessary to pay in full all sums owing to Ground Lessee, as lessor under the Lease Agreement or under any other Operative Document shall be retained by, or paid over to, Ground Lessee, and the balance (if any) of such payments shall be retained by, or paid over to Ground Lessor.

                                     ARTICLE XII

                                       DEFAULT

          Notwithstanding anything to the contrary contained in this Ground Lease, no event, occurrence or failure to perform by (or on behalf of) Ground Lessee shall constitute a default or an event of default hereunder, and Ground Lessor shall have no right (whether conferred by statute or otherwise) to terminate this Ground Lease or to take possession of the Parcel, so long as any sums remain to be paid at any time by Lessee under the Lease Agreement or any other Operative Document. After the expiration or termination of the Lease Agreement, the following events shall constitute an event of default hereunder:

          (a) The Ground Lessee shall consent to the appointment of a receiver, trustee, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of itself or for any substantial part of its property, or the Ground Lessee shall not pay or generally be unable to pay, or admit in writing its inability to pay, its debts generally as they come due, or shall make a general assignment for the benefit of creditors;

          (b) The Ground Lessee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law (as now or hereafter in effect), or the Ground Lessee shall consent to the entry of an order for relief in an involuntary case under any such law;

          (c) An order, judgment or decree shall be entered by any court having jurisdiction in the premises for relief in respect of the Ground Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law (as now or hereafter in effect), or appointing a receiver, liquidator, assignee, or for any substantial part of its property, or sequestering any substantial part of the property of the Ground Lessee, or, ordering the winding up or liquidating of the Ground Lessee's affairs, and any such order, judgment or decree shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

          (d) A petition against the Ground Lessee in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within ninety
(90) days thereafter, or if, under the
provisions of any law providing for reorganization or liquidation of corporations which may apply to the Ground Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Ground Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days.

Ground Lessor shall have the right, after the occurrence and during the continuance of an event of default hereunder (provided that the Lease Agreement has terminated or expired), to take possession of the Parcel or to terminate this Ground Lease by giving thirty (30) days written notice to Ground Lessee of Ground Lessor's election to terminate same. The remedies set forth above are exclusive of any other rights or remedies of Ground Lessor which exist at law or in equity.

                                     ARTICLE XIII

                              SUBLEASE; ASSIGNMENT; SALE

          Section 13.01. BY GROUND LESSEE. Ground Lessee will not assign this Ground Lease or any of its rights or interests hereunder and will not sublease all or any portion of the Parcel, except that Ground Lessee may from time to time:

          (a) sublease all or any part of the Parcel and/or the Facility pursuant to the Lease Agreement;

          (b) sublease all or any part of the Parcel and/or the Facility or assign this Ground Lease or any interests of Ground Lessee hereunder to any Person after the termination or expiration of the Lease Agreement; and

          (c) assign Ground Lessee's interests hereunder in connection with an assignment of its interests as Lessor under the Lease Agreement.

In addition, in the event the Ground Lessor enters into a new leasing arrangement pursuant to Section 19(a) of the Lease Agreement, the Ground Lessee shall assign its interests hereunder to the lessor under such new leasing arrangement. Any subletting or assignment permitted hereunder shall relieve Ground Lessee of its obligations hereunder.

          Section 13.02. BY GROUND LESSOR. So long as the Ground Lessee (including its successors and assigns) is also the Lessor under the Lease Agreement, Ground Lessor will not sell, transfer or convey the Parcel or any of its rights or interests in the Parcel or assign this Ground Lease or any rights or interests of Ground Lessor hereunder.

                                     ARTICLE XIV

                                       NOTICES

          Unless otherwise specifically provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be addressed and become effective as provided in the Lease Agreement.

                                      ARTICLE XV

                        BINDING EFFECT; SUCCESSORS AND ASSIGNS

          The terms and provisions of this Ground Lease and the respective rights and obligations of Ground Lessee and Ground Lessor hereunder shall be binding upon, and inure to the benefit of, their respective permitted successors and assigns.

                                     ARTICLE XVI

                             POSSESSION UPON TERMINATION

          Upon termination of the Ground Lease Term, whether by lapse of time or because of any of the conditions or provisions contained herein, Ground Lessee will peaceably and quietly yield up and surrender possession of the Parcel to Ground Lessor without representation or warranty.

                                     ARTICLE XVII

                              GROUND LESSOR'S BANKRUPTCY

          It is expressly understood and agreed that for purposes of Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), (a) Ground Lessee shall be deemed to be in possession of the Parcel by virtue of the possessory interest therein granted to Ground Lessee under this Ground Lease whether or not all or any part of the Parcel has been subleased by Ground Lessee and (b) in the event of any rejection or disaffirmance of this Ground Lease in any bankruptcy or similar proceeding relating to Ground Lessor, Ground Lessee may elect to remain in possession of the Parcel for the balance of the Ground Lease Term, including all extensions exercisable hereunder, at the option of Ground Lessee.

                                    ARTICLE XVIII

                                   INDEMNIFICATION

          The Ground Lessor hereby agrees to indemnify, protect and keep harmless each Indemnified Person pursuant to the provisions of SECTION 23 of the Lease Agreement, which provisions are hereby incorporated herein by reference as if fully set forth herein.

                                    ARTICLE XIX

                                THE LEASE AGREEMENT

          So long as the Lease Agreement remains in effect or the Lessee under the Lease Agreement is otherwise liable for amounts in respect thereof or under the other Operative Documents, Ground Lessor shall look solely to the Lessee under the Lease Agreement for the performance and discharge of Ground Lessee's obligations and liabilities under this Ground Lease (other than with respect to Lessor's Liens and the restrictions on Ground Lessee's rights of assignment and subleasing under Section 13.01) with the same force and effect as though Ground Lessee had performed the same, and Ground Lessee shall have no liability hereunder, no default or event of default shall arise hereunder and the rights of Ground Lessee hereunder shall not be affected, as a result of any failure of Ground Lessee to perform or discharge such liabilities or obligations notwithstanding (a) any continuation of any such failure after the end of the term of the Lease Agreement or (b) that such failure first became known or apparent after the end of the term of the Lease Agreement. No such performance or discharge by or on behalf of the Lessee under the Lease Agreement shall be deemed an acknowledgment by Ground Lessor of the Lessee under the Lease Agreement as Ground Lessee hereunder, or a merger of the Lease Agreement with this Ground Lease or a merger of the estate of Lessor under the Lease Agreement with the estate of the Lessee thereunder.

                                      ARTICLE XX

                         PERSONAL LIABILITY/LIMITED RECOURSE

          Section 10.01. PERSONAL LIABILITY. No officer, director, stockholder or employee of the Ground Lessee shall become personally liable for the performance or observance of any agreements, obligations, covenants or conditions to be performed or observed by Ground Lessee under this Ground Lease, or any liabilities with respect thereto.

          Section 10.02. LIMITED RECOURSE. Except as otherwise provided in the proviso to this SECTION 10.02, nothing contained in this Ground Lease or in the other Operative Documents shall be construed as creating any liability on the part of any past or present shareholder, limited partner or general partner of the Ground Lessor, the General Partner, or the MGP General Partners to pay any amount on account of the Ground Lessor's obligations hereunder or under any other Operative Document to which it is a party or to perform any covenant of the Ground Lessor contained herein or therein; provided, however, that nothing in this SECTION 10.02 shall be construed (i) to relieve any Person from liability for fraud, concealment, or other intentional wrongdoing for which such Person would otherwise be liable under any Applicable Law, either directly or on behalf of the Ground Lessor, (ii) to restrict the joinder in any action of any necessary party in order to seek enforcement of rights against the Ground Lessor or any other party to any Operative Document or to restrict injunctive relief against any Person to the extent necessary to obtain performance by the Ground Lessor of any of its obligations under any Operative Document, or (iii) to relieve any Person from liability for distributions, payments, or other transfers made to such Person in violation of the Operative Documents or in violation of or otherwise recoverable under any Applicable Law.

                                     ARTICLE XXI

                                    MISCELLANEOUS

          Section 21.01. SEVERABILITY. Any provision of this Ground Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 21.02. AMENDMENT. Neither this Ground Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought.

          Section 21.03. HEADINGS. The Table of Contents and headings of the various Articles and Sections of this Ground Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          Section 21.04. COUNTERPARTS. This Ground Lease may be executed by the parties hereto in separate counterparts. All such counterparts shall together constitute but one and the same instrument.

          Section 21.05. GOVERNING LAW. THIS GROUND LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF WASHINGTON APPLICABLE TO AGREEMENTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 21.06. RECORDING. This Ground Lease or a memorandum hereof may be recorded by either party hereto in the appropriate real estate records and Ground Lessor shall pay all costs of recording and all applicable recording or transfer taxes or related charges.

          Section 21.07. ESTOPPEL CERTIFICATES. Ground Lessor will execute, acknowledge and deliver to Ground Lessee, promptly upon request an estoppel certificate certifying (a) that this Ground Lease is unmodified and in full force and effect (or, if there have been modifications, that this Ground Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Ground Lease), (b) the dates, if any, to which rent has been paid and (c) whether any default exists hereunder known to it and, if any such default exists, specifying the nature and period of existence thereof and what action it is taking or proposes to take with respect thereto, and whether notice thereof has been given to Ground Lessee. Any such certificate may be relied upon by the Lessor, Ground Lessee and any prospective purchaser or transferee of Ground Lessee's interest under this Ground Lease or any part thereof.

          IN WITNESS WHEREOF, the undersigned have each caused this Ground Lease to be duly executed and delivered and their corporate seals to be hereunto affixed and attested as of the day and year first above written.


                                        Ground Lessor:
                                        -------------

                                        CROWN PACIFIC LIMITED PARTNERSHIP

                                        BY CROWN PACIFIC MANAGEMENT
                                         LIMITED PARTNERSHIP,
                                        its general partner


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                        Ground Lessee:
                                        -------------

                                        SELCO SERVICE CORPORATION


                                         By:
                                           --------------------------------
                                         Name:
                                         Title:

                                     SCHEDULE A

                                    (the Parcel)